UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):          January 12, 2012

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On January 13, 2012, Acacia Research Corporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Form 8-K”) with respect to the acquisition of ADAPTIX, Inc. (“ADAPTIX”) by a wholly-owned subsidiary of the Company pursuant to the terms of that certain Agreement and Plan of Merger dated as of November 22, 2011. On March 21, 2012, the Company filed Amendment No. 1 to the Initial Form 8-K to file financial statements for ADAPTIX and pro forma financial information required under Item 9.01 of Form 8-K. The Company inadvertently omitted from Amendment No. 1 to the Initial Form 8-K certain interim financial statements of ADAPTIX as of and for the nine months ended September 30, 2011 and 2010. This Amendment No. 2 to the Initial Form 8-K includes the inadvertently omitted interim financial statements of ADAPTIX as of and for the nine months ended September 30, 2011 and 2010. There have been no changes to the financial statements and the pro forma financial information previously filed or furnished with Amendment No. 1 to the Initial Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)    Financial Statements of Business Acquired.
Financial statements of ADAPTIX as of and for the years ended December 31, 2010 and 2009 (audited) and as of and for the nine months ended September 30, 2011 and 2010 (unaudited) are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.
(b)    Pro Forma Financial Information
Pro forma financial statements relating to the acquisition of ADAPTIX are furnished as Exhibit 99.2 of this Current Report on form 8-K/A and incorporated herein by reference.
(d)    Exhibits. The following exhibits are included with this Current Report on Form 8-K/A:
23.1    Consent of Moss Adams LLP, independent auditor.

99.1	Financial statements of ADAPTIX as of and for the years ended December 31, 2010 and 2009 (audited) and as of and for the nine months ended September 30, 2011 and 2010 (unaudited).
99.2    Unaudited pro forma combined financial statements related to the acquisition of ADAPTIX.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: May 8, 2012	By:	/s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chief Executive Officer and
President

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